UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 10, 2017, Misonix, Inc. (the “Company”) received a deficiency letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company, as a result of not filing its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 (the “Q2 10-Q”) by February 9, 2017 and disclosing that the Company will not be able to file the Q2 10-Q within the five-day extension period provided in Rule 12b-25(b) under the Securities Exchange Act of 1934, as amended, together with its prior and ongoing failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 (the “Q1 10-Q”), was not in compliance with Listing Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Rules”) for continued listing.

The Company has previously submitted a plan to Nasdaq to regain compliance with the Rules and Nasdaq has granted the Company an exception until March 13, 2017 to regain compliance. The Company is required to submit to Nasdaq an update to the original compliance plan not later than February 27, 2017.

At this time, this notification has no effect on the listing of the Company’s common stock on The Nasdaq Global Market.

The Company issued a press release on February 13, 2017 with respect to the foregoing which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated February 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: February 13, 2017	By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Chief Executive Officer

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